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                                                                   June 20, 1999



                            SHARE PURCHASE AGREEMENT

                                      among


                           THE SHAREHOLDERS LISTED ON
                           SCHEDULE I ATTACHED HERETO

                                       and

          INTERNATIONAL INTEGRATION INCORPORATED R & C HOLDING COMPANY,

                     a wholly-owned, indirect subsidiary of

                     INTERNATIONAL INTEGRATION INCORPORATED


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                                TABLE OF CONTENTS

      Section                                                                                                   Page
      -------                                                                                                   ----

         1.       Purchase and Sale of the Shares.................................................................1
                  1.02     Further Assurances.....................................................................1
                  1.03     Payment for the Shares.................................................................2
                  1.04     Post Closing Adjustments...............................................................2
                  1.05     Closing................................................................................4
                  1.06     Shareholder Representative.............................................................5

         2.       Representations of the Shareholders Regarding the Shares........................................6

         3.       Representations of the Shareholders and the Company Regarding the Company.......................7
                  3.01     Organization...........................................................................7
                  3.02     Capitalization of the Company..........................................................8
                  3.03     Subsidiaries...........................................................................8
                  3.04     Authorization..........................................................................9
                  3.05     Financial Statements..................................................................10
                  3.06     Absence of Undisclosed Liabilities....................................................11
                  3.07     Litigation............................................................................11
                  3.08     Insurance.............................................................................12
                  3.10     Intangible Property...................................................................13
                  3.11     Leases................................................................................15
                  3.12     Real Estate...........................................................................15
                  3.13     [Intentionally omitted]...............................................................17
                  3.14     Accounts Receivable...................................................................17
                  3.15     Tax Matters...........................................................................18
                  3.16     Books and Records.....................................................................19
                  3.17     Contracts and Commitments.............................................................19
                  3.18     Compliance with Agreements and Laws...................................................21
                  3.19     Employee Relations....................................................................22
                  3.20     Employee Benefit Plans................................................................23
                  3.21     Absence of Certain Changes or Events..................................................23
                  3.22     Customers.............................................................................25
                  3.23     [Intentionally Omitted]...............................................................25
                  3.24     [Intentionally Omitted]...............................................................25
                  3.25     Prepayments and Deposits..............................................................25
                  3.26     Indebtedness to and from Officers, Directors and Shareholders.........................25
                  3.27     Banking Facilities....................................................................26


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
                  3.28     Powers of Attorney and Suretyships....................................................26
                  3.29     Conflicts of Interest.................................................................26
                  3.30     Regulatory Approvals..................................................................27
                  3.31     Disclosure............................................................................27

         4.       Representations of the Buyer...................................................................27
                  4.01     Organization..........................................................................27
                  4.02     Capitalization........................................................................27
                  4.03     Authorization of Transaction..........................................................28
                  4.05     Reports and Financial Statements......................................................28
                  4.06     Absence of Material Adverse Changes...................................................29
                  4.07     Brokers' Fees.........................................................................29
                  4.08     Disclosure............................................................................29

         5.       Conditions to Obligations of the Buyer.........................................................30
                  5.01     Continued Truth of Representations and Warranties
                           of the Shareholders and the Company; Compliance with
                           Covenants and Obligations.............................................................30
                  5.02     Performance by the Shareholders and the Company.......................................30
                  5.03     Governmental Approvals................................................................30
                  5.04     Consent of Lenders, Lessors and Other Third Parties...................................30
                  5.05     Adverse Proceedings...................................................................31
                  5.06     Opinion of Counsel....................................................................31
                  5.07     Employment Contracts..................................................................31
                  5.08     Repayment of Indebtedness.............................................................31
                  5.09     Affiliate Agreements..................................................................31
                  5.10     Pooling Letters.......................................................................31
                  5.11     Agreements with Conduit Shareholders..................................................31
                  5.12     Agreement with Legis Trust............................................................31
                  5.13     Agreements with Optionholders and Holders of Loan Stock...............................32
                  5.14     Nasdaq Listing Application............................................................32
                  5.15     Escrow Agreement......................................................................32
                  5.16     Closing Deliveries....................................................................32

         6.       Conditions to Obligations of the Shareholders..................................................33
                  6.01     Continued Truth of Representations and Warranties
                           of the Buyer; Compliance with Covenants and Obligations...............................33
                  6.02     Corporate Proceedings.................................................................33
                  6.03     Governmental Approvals................................................................33
                  6.04     Consents of Lenders, Lessors and Other Third Parties..................................33


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
                  6.05     Adverse Proceedings...................................................................33
                  6.06     Opinion of Counsel....................................................................34
                  6.07     Nasdaq Listing Application............................................................34
                  6.08     Registration Rights Agreement.........................................................34
                  6.09     Escrow Agreement......................................................................34
                  6.10     Closing Deliveries....................................................................34

         7.       Indemnification................................................................................35
                  7.01     By the Shareholders...................................................................35
                  7.02     Method of Asserting Claims............................................................36
                  7.03     Survival..............................................................................37
                  7.04     Limitations...........................................................................37

         8.       Post-Closing Agreements........................................................................37
                  8.01     Proprietary Information...............................................................37
                  8.02     No Solicitation or Hiring of Former Employees.........................................38
                  8.03     Non-Competition Agreement.............................................................38

         9.       Registration Rights............................................................................39
                  9.01     Registration of Shares................................................................39
                  9.02     Limitations on Registration Rights....................................................39
                  9.03     Registration Procedures...............................................................40
                  9.04     Requirements of Shareholders..........................................................41
                  9.05     Indemnification.......................................................................41
                  9.06     Assignment of Rights..................................................................42
                  9.07     Restrictions on Resale of Acquisition Shares..........................................42

         10.      Dispute Resolution.............................................................................43
                  10.01    General...............................................................................43
                  10.02    Consent of the Parties................................................................43

         11.      Brokers........................................................................................44
                  11.01    For the Shareholders, the Company and the Subsidiaries................................44
                  11.02    For the Buyer.........................................................................44

         12.      Notices........................................................................................44

         13.      Successors and Assigns.........................................................................45

         14.      Entire Agreement; Amendments; Attachments......................................................46


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
         15.      Severability...................................................................................46

         16.      Investigation of the Parties...................................................................46

         17.      Expenses.......................................................................................46

         18.      Legal Fees.....................................................................................47

         19.      Governing Law..................................................................................47

         20.      Section Headings...............................................................................47

         21.      Counterparts...................................................................................47


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                            SHARE PURCHASE AGREEMENT

     This Agreement (the "Agreement") made as of the 20th day of June, 1999 is by and among International Integration Incorporated R&C Holding Company (the "Buyer"), an indirect subsidiary of International Integration Incorporated, a Delaware corporation with its principal office at 101 Main Street, Cambridge, Massachusetts, USA, and the shareholders (individually, a "Shareholder" and collectively, the "Shareholders") of Reportsent Company Limited, a private limited company incorporated in England and Wales with its registered office at 250 Gunnersbury Avenue, London, UK W4 5BQ and whose registered number is 2834971 (the "Company"). The Shareholders own all of the issued and outstanding share capital of the Company.

                              PRELIMINARY STATEMENT

     1. Each of the Shareholders owns the number of the issued and outstanding ordinary shares and `A' ordinary shares, all of GBP1 each (collectively, the "Shares"), of the Company set forth opposite his or its name on Schedule I attached hereto, which Shares in the aggregate represent all of the issued and outstanding share capital of the Company.

     2. The Buyer desires to purchase, and the Shareholders desire to sell, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.   PURCHASE AND SALE OF THE SHARES

          1.01 PURCHASE OF THE SHARES FROM THE SHAREHOLDERS. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), each Shareholder as legal and beneficial owner shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Shareholder, all the Shares owned by such Shareholder, as set forth opposite such Shareholder's name on SCHEDULE I attached hereto together with all rights attaching thereto (including all rights to dividends and other distributions declared made or payable thereon in respect of periods commencing on or after the date hereof) with full title guarantee for the purposes of the Law of Property (Miscellaneous Provisions) Act 1994 of England. Each of the Shareholders hereby waives and undertakes to procure the waiver of all pre-emption and similar rights over the Shares or any of them to which he or any other person may be entitled under the Articles of Association of the Company, the Shareholders' Agreement dated August 18, 1993, as modified by the deed of adherence dated November 20, 1995 (the "Shareholders' Agreement"), or otherwise in relation to the sale and purchase of the same hereunder. Nothing in this

Agreement shall oblige the Buyer to buy any of the Shares or otherwise complete this Agreement unless the sale and purchase of all the Shares is completed simultaneously. At the Closing each Shareholder shall deliver to the Buyer certificates evidencing the Shares owned by such Shareholder (or an indemnity in a form required by the Buyer in the case of a missing share certificate) accompanied by duly executed stock transfer forms for all such Shares in favor of the Buyer (or its nominee).

          1.02 FURTHER ASSURANCES. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, each of the Shareholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Shares owned by such Shareholder, to put the Buyer in actual possession and operating control of the assets, properties and business of the Company and the Subsidiaries (as defined in Subsection 3.03 hereof), to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

          1.03 PAYMENT FOR THE SHARES.

               (a) In consideration for the Shares purchased hereunder, the Buyer shall cause the issuance at Closing to the Shareholders of 2,352,269 shares in the aggregate (the "Acquisition Shares") of the Common Stock, $0.01 par value per share, of International Integration Incorporated ("i-Cube") ("i-Cube Common Stock"), subject to adjustment pursuant to Subsections 1.04 and
1.05 hereof. The Acquisition Shares shall be fully paid and free of any lien, option, charge or other encumbrance (other than as expressly set forth in this Agreement) and shall be issued in the manner described in paragraph (b) of this Subsection 1.03.

               (b) Within five days following the Closing and following receipt by the Buyer of the documents referred to in Subsection 1.01, the Buyer shall deliver:

                    (i) to each of the Shareholders, an aggregate number of Acquisition Shares as is equal to 90% of the total number of Acquisition Shares to which such Shareholder is entitled pursuant to Section 1.03(a), as set forth opposite each Shareholders' name in Schedule I (the "Initial Shares").

                    (ii) to State Street Bank & Trust Company, as escrow agent (the "Escrow Agent"), an aggregate number of Acquisition Shares as is equal to 10% of the total number of Acquisition Shares issuable pursuant to Section 1.03(a) (the "Escrow Shares"), to be held in escrow pursuant to the terms of the Escrow Agreement attached hereto as EXHIBIT 1.03 (the "Escrow Agreement"), as a reserve for all or part of any adjustments pursuant to


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Subsection 1.04 and to satisfy all or part of any claims for indemnity pursuant to Section 7 hereof.

               (c) At the Closing the Shareholders shall procure that a board meeting of the Company shall be held at which (i) such persons as the Buyer may nominate will be appointed additional directors of the Company; (ii) there shall be submitted and accepted the resignations of the directors and secretary as requested by the Buyer; (iii) subject only to their being duly stamped (where applicable) the stock transfer forms of the Shares to the Buyer shall be approved and the Buyer and its nominee(s) shall be registered as the holders of the Company Shares and new share certificates shall be executed and issued accordingly; and (iv) all existing instructions to banks shall be cancelled and new instructions given in such form as the Buyer may require.

          1.04 POST CLOSING ADJUSTMENTS. The Acquisition Shares issuable pursuant hereto shall be subject to adjustment after the date of the Closing (the "Closing Date") as follows:

               (a) As promptly as possible following the Closing Date, the Buyer shall verify the items set forth on SCHEDULE 1.04 hereto prepared as of the Closing Date (the "Verification Statement"). In addition, following the completion by i-Cube of the Company's consolidated financial statements as of and for the fiscal period ended June 30, 1999, the Buyer shall have the right to cause PricewaterhouseCoopers LLP, independent public accountants for the Buyer (the "Buyer's Auditors"), to conduct an audit of the books and records of the Company and the Subsidiaries as of the Closing Date. In the event such an audit is conducted, the Buyer shall cause the Buyer's Auditors to deliver a consolidated balance sheet of the Company and the Subsidiaries as of the Closing Date (as corrected pursuant to Subsection 1.04(d) hereof, the "Closing Balance Sheet") to each of the parties to this Agreement and to the Escrow Agent within 60 days after the Closing Date. The Closing Balance Sheet shall be prepared in accordance with U.K. generally accepted accounting principles applied consistently with the Company's past practice (to the extent that such past practice was in accordance with U.K. generally accepted accounting principles (except that a $-to-GBP exchange rate of 1.6 dollars to one pound shall be used throughout) ("U.K. GAAP")), without any adjustments applicable solely as a result of the acquisition of the Shares by the Buyer on the Closing Date or any actions or payments related to agreements to be delivered at Closing, which, for the avoidance of doubt, shall include any signing-on bonuses, termination payments or finders fees, and shall be certified without qualification by the Buyer's Auditors.

               (b) The Shareholders and one firm of independent certified accountants acting on behalf of the Shareholders (the "Shareholders' Auditors") shall have the right to review the work papers of the Buyer and the Buyer's Auditors utilized in preparing the Verification Statement and the Closing Balance Sheet, and shall have full access to the books,


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records, properties and personnel of the Company and the Subsidiaries for purposes of verifying the accuracy and fairness of the presentation of the Verification Statement and the Closing Balance Sheet. The Shareholders shall work in good faith and cooperate with the Buyer and the Buyer's Auditors in the preparation of the Verification Statement and the Closing Balance Sheet and the resolution of any dispute in connection therewith pursuant to paragraph (c) below.

               (c) The values or amounts for each item reflected on the Verification Statement and the Closing Balance Sheet (collectively, the "Statements") shall be binding upon the Shareholders unless the Shareholders give written notice within 60 days after receipt of the applicable Statement, of disagreement with any of the values or amounts shown on the applicable Statement, specifying as to each such item in reasonable detail, the nature and extent of such disagreement (the "Dispute Notice"). If the Buyer and the Shareholders Representative are unable to resolve any such disagreement within 60 days after the date of the Dispute Notice, the disagreement shall be submitted to arbitration in accordance with the provisions of Subsection 10.03 hereof. If as a result of the resolution of any disputes by agreement pursuant to this Subsection 1.04 or by arbitration pursuant to Subsection 10.03, any amount shown in the applicable Statement is determined to be erroneous, such erroneous amount shall be deleted from the applicable Statement and the correct amount shall be inserted in lieu thereof. The Statement, as so corrected, shall constitute the applicable Statement for purposes of this Agreement.

               (d) The Buyer shall pay the fees and disbursements of the Buyer's Auditors. The fees and disbursements of the Shareholders' Auditors incurred in the review of the Closing Balance Sheet shall be paid by the Shareholders, in proportion to their ownership of Shares as set forth on
SCHEDULE I attached hereto. The Buyer shall under no circumstances be liable for any fees or disbursements of the Shareholders' Auditor.

               (e) Immediately upon the expiration of the 60-day period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon the resolution of disputes, if any, pursuant to this Subsection 1.04, the total number of Acquisition Shares shall be adjusted as follows:

                    (1)  If the sum of the items listed in column 1 of Schedule
1.04 hereto plus the sum of the items listed in column 2 of Schedule 1.04 hereto is less than GBP447,828, then the aggregate amount of such difference shall be multiplied by a dollar-to-pounds sterling conversion ratio of 1.6, then divided by $20. The aggregate number of shares so derived will be subtracted from 3,285,825, and to the extent the balance is less than 3,260,000, then the difference between such balance and such 3,260,000 shares (the "Adjustment Amount") shall be distributed to the Buyer from the Escrow Account. The items marked by an "*" on Schedule 1.04 are agreed by the Shareholders and Buyer and are not subject to change or adjustment.


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                    (2)  In addition to the foregoing, if the net assets, as
reflected on the Closing Balance Sheet, is less than the net assets of the Company and its Subsidiaries at April 30, 1999 on a consolidated basis (the "Net Asset Deficiency"), the Buyer and the Shareholder Representative (as defined in the Escrow Agreement) shall instruct the Escrow Agent to deliver to the Buyer, out of the Escrow Shares, a number of Acquisition Shares as is equal to (A) the Net Asset Deficiency, divided by (B) $20.

                    (3)  The term "Indebtedness" is defined for Schedule 1.04 as
(A) all indebtedness for money borrowed and all other indebtedness evidenced by notes, debentures, bonds or similar instruments (excluding convertible notes issued by the Company to its equity partners as defined in the information memorandum dated June 15, 1999) for the payment of which the Company or its Subsidiaries (excluding Entropy (CMG II) Limited) is liable; (B) all capital lease obligations; (C) all obligations issued or assumed as the deferred purchase price of property and all conditional sale obligations and obligations under any title retention agreement; (D) all obligations for the reimbursement of an obligor on any letter of credit, banker's acceptance or similar credit transaction; (E) all obligations of the sort described in the foregoing clauses for the payment of which the Company or any Subsidiaries (excluding Entropy
(CMG) II Limited) is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise; (F) all obligations of the sort described in the foregoing clauses secured by a lien on any property or asset of the Company or any Subsidiaries (excluding Entropy (CMG) II Limited), calculated on a consolidated basis and (G) net of all cash at bank for the Company and any Subsidiaries excluding Entropy (CMG) II Limited.

          1.05 CLOSING. The Closing shall take place immediately after the signing of this Agreement at the offices of Brobeck Hale and Dorr International, Hasilwood House, 60 Bishopsgate, London, EC2N YAJ. The transfer of the Shares by the Shareholders to the Buyer shall be deemed to occur at 9:00 a.m., London Time, on the Closing Date.

          1.06 SHAREHOLDER REPRESENTATIVE.

               (a) In order to administer efficiently (i) the adjustment to the number of Acquisition Shares, (ii) the waiver of any condition to the obligations of the Shareholders to consummate the transactions contemplated hereby, and (iii) the defense and/or settlement of any claims for which the Shareholders may be required to indemnify the Buyer or the Company pursuant to
Section 7 hereof, the Shareholders hereby designate Martin Gill as their representative (the "Shareholder Representative").

               (b) The Shareholders hereby authorize the Shareholder Representative (i) to make all decisions relating to the adjustment to the number of Acquisition Shares, (ii) to take all action necessary in connection with the waiver of any condition to the obligations of the


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Shareholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Shareholders may be required to indemnify the Buyer or the Company pursuant to Section 7 hereof, (iii) to give and receive all notices required to be given under this Agreement, and (iv) to take any and all additional action as is contemplated to be taken by or on behalf of the Shareholders by the terms of this Agreement or the Escrow Agreement.

               (c) In the event that the Shareholder Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, Shareholders holding, prior to the Closing, a majority of the Shares as set forth on SCHEDULE I attached hereto shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Shareholder Representative for all purposes of this Agreement.

               (d) All decisions and actions by the Shareholder Representative shall be binding upon all of the Shareholders, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same.

               (e) By their execution of this Agreement, the Shareholders agree that:

                    (1) the Buyer shall be able to rely conclusively on the instructions and decisions of the Shareholder Representative relating to the adjustment of the number of Acquisition Shares and the settlement of any claims for indemnification by the Buyer or the Company pursuant to Section 7 hereof or any other actions required or permitted to be taken by the Shareholder Representative hereunder, and no party hereunder shall have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Shareholder Representative;

                    (2) all actions, decisions and instructions of the Shareholder Representative shall be conclusive and binding upon all of the Shareholders and no Shareholder shall have any cause of action against the Shareholder Representative for any action taken, decision made or instruction given by the Shareholder Representative under this Agreement, except for fraud or willful breach of this Agreement by the Shareholder Representative;

                    (3) the provisions of this Subsection 1.06 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Shareholder may have in connection with the transactions contemplated by this Agreement;

                    (4) remedies available at law for any breach of the provisions of this Subsection 1.06 are inadequate; therefore, the Buyer and the Company shall be entitled to


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temporary and permanent injunctive relief without the necessity of proving damages if either the Buyer or the Company brings an action to enforce the provisions of this Subsection 1.06; and

                    (5) the provisions of this Subsection 1.06 shall be binding upon the executors, heirs, legal representatives and successors of each Shareholder, and any references in this Agreement to a Shareholder or the Shareholders shall mean and include the successors to the Shareholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

               (f) All fees and expenses incurred by the Shareholder Representative shall be paid by the Shareholders in proportion to their ownership of Shares as set forth on SCHEDULE I attached hereto.

     2.   REPRESENTATIONS OF THE SHAREHOLDERS REGARDING THE SHARES

     Each Shareholder severally represents and warrants to the Buyer as follows:

               (a) Such Shareholder has legal and beneficial title to the Shares and owns the Shares with full title guarantee (as defined above), free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims, equities or rights whatsoever with full title guarantee. SCHEDULE I attached hereto sets forth a true and correct description of all Shares owned by such Shareholder.

               (b) Such Shareholder has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to the Buyer with full title guarantee at the Closing the Shares to be sold by such Shareholder hereunder and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from such Shareholder good and marketable title to such Shares with full title guarantee, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

               (c) Such Shareholder is not a party to, subject to or bound by any agreement, rights of pre-emption or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by such Shareholder or the transfer, conveyance and sale of the Shares to be sold by such Shareholder to the Buyer pursuant to the terms hereof.

               (d) Other than Punk, Ziegel & Co., no broker or finder has acted for such Shareholder in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Shareholder. The Shareholders have not incurred any obligation on their behalf or on behalf of the Company to Punk, Ziegel & Co. which has not been paid.

     3.   REPRESENTATIONS OF THE SHAREHOLDERS REGARDING THE COMPANY

          Each of the Shareholders, jointly and severally, represent and warrant to the Buyer that:


          3.01 ORGANIZATION. The Company is a private company limited by shares duly incorporated, validly existing and in good standing under the laws of England, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Certified copies of the Certificate of Incorporation, Memorandum of Association and Articles of Association of the Company, as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

          3.02 CAPITALIZATION OF THE COMPANY.

The Company's authorized share capital is GBP1,000 divided into 980 ordinary shares and 20 `A' ordinary shares all of GBP1 each, of which 120 ordinary shares and 20 `A' ordinary shares are issued on the date hereof and legally and beneficially held by the Shareholders as set forth in SCHEDULE I. All such issued shares have been and on the Closing Date will be duly and validly issued and are, or will be on such date, fully paid. Except as set forth in SCHEDULE
3.02 attached hereto, there are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from the Company any share capital or other equity interest of the Company; (ii) any securities convertible into or exchangeable for shares; or (iii) any other commitments of any kind for the issuance of additional share capital or options, warrants or other securities of the Company.

          3.03 SUBSIDIARIES.

               (a)  SCHEDULE 3.03 attached hereto sets forth:

                    (1) The name and percentage ownership by the Company of each corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, an equity interest representing 50% or more of the share capital thereof or other equity interests therein (individually, a "Subsidiary" and, collectively, the "Subsidiaries");

                    (2) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary;

                    (3) the names of the officers and directors of each Subsidiary; and

                    (4) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation.

               (b) Except as set forth in SCHEDULE 3.03 (which shall, among other required information, name all shareholders other than the Company), the Company owns of record and beneficially all of the issued share capital of each of the Subsidiaries free and clear of all covenants, conditions, restrictions, liens, charges and encumbrances.

               (c) Each of the Subsidiaries is duly incorporated and the Company's United States Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the state or country of its incorporation or organization and each of the Subsidiaries has all requisite power and authority to own its properties and carry on its business as now being conducted. Each of the Subsidiaries is duly qualified to do business (and the United States Subsidiary is in good standing) in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Certified copies of the Certificate of Incorporation, bylaws (or equivalent documents) and other governing instruments of the Subsidiaries, each as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date of such delivery. The Company does not own any share of or other equity interest in any corporation, partnership or other entity, other than the Subsidiaries. The share capital of each Subsidiary as set forth in Schedule 3.03 has been duly and validly issued and is fully paid and, where applicable, non-assessable.

               (d) Except as set forth in SCHEDULE 3.03, none of the Subsidiaries holds share capital in its treasury, and there are not outstanding
(i) any options, warrants or other rights with respect to the share capital of any of the Subsidiaries, (ii) any securities convertible into or exchangeable for share capital, or (iii) any other commitments of any kind for the issuance of additional share capital or options, warrants or other securities of any of them.

          3.04 AUTHORIZATION. The execution and delivery of this Agreement and the agreements provided for herein, and the consummation of all transactions contemplated hereunder and thereunder, have been duly authorized by all requisite corporate and other action on the part of the Shareholders, the Company and the Subsidiaries. This Agreement has been duly executed by the Shareholders. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company or any of the Shareholders is a party constitute the valid and legally binding obligations of the Company and the Shareholders, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, state debtor and creditor laws, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution, delivery and performance by the Shareholders of this Agreement and the agreements provided for herein, and the consummation by the Shareholders of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Company or any of the Shareholders; (b) violate the provisions of the Certificate of Incorporation, Memorandum of Association or Articles of Association of the Company; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Company is a party or by which the Company or any of its properties is or may be bound. SCHEDULE 3.04 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Company of the transactions contemplated by this Agreement.

          3.05 FINANCIAL STATEMENTS.

               (a) The Shareholders have previously delivered to the Buyer the audited balance sheet of each of the Company, Conduit Communications Limited and Conduit Business Information Limited as of June 30, 1998 (the "Audited Balance Sheet"), and the audited statements of operations and changes in shareholders' equity of each of the Company, Conduit Communications Limited and Conduit Business Information Limited for the year then ended, together with the directors reports and other documents required by law to be annexed thereto and the reports thereon by the auditors of the Company (collectively, the "Audited Financial Statements"). The Shareholders have also previously delivered to the Buyer the unaudited management accounts of Conduit Communications, Inc.'s Boston branch and New York Branch as at June 30, 1998 and for the year then ended, the unaudited consolidated management accounts of Conduit Communications Limited as of April 30, 1999, and for the ten-month period then ended, and the unaudited management accounts of the Company and Entropy (CMG) II Limited as of May 31, 1999 and for the eleven-month period then ended (together, the

"Management Accounts"). The Audited Financial Statements and the Management Accounts (collectively, the "Financial Statements") have been prepared in accordance with U.K. generally accepted accounting principles applied consistently with past practices and, in the case of the Audited Financial Statements, have been certified without qualification by Coombes Wales Quinnell, Chartered Accountants, the Company's independent public accountants, and, in the case of the Management Accounts, have been certified by the Company's chief financial officer. The date of the Audited Balance Sheet is hereinafter referred to as the "Balance Sheet Date."

               (b) The Financial Statements fairly present, as of their respective dates, the financial condition, retained earnings, assets and liabilities of the Company and the Subsidiaries and the results of operations of the Company's and the Subsidiaries' business for the periods indicated. With respect to contracts and commitments for the provision of services by the Company and the Subsidiaries, the Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses. The amounts shown as accrued for current and deferred income and other taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state and local income taxes, interest, penalties, assessments or deficiencies applicable to the Company or any Subsidiary, whether disputed or not, for the applicable period then ended and periods prior thereto.

          3.06 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent
(a) reflected and reserved against in the Financial Statements, (b) set forth on
SCHEDULE 3.06 attached hereto, or (c) incurred in the ordinary course of business after the date of the Financial Statements, and not material in amount, either individually or in the aggregate, neither the Company nor any of the Subsidiaries has any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) of the assets, properties, business or prospects of the Company and the Subsidiaries taken as a whole. For purposes of this Subsection 3.06, "material" means any amount in excess of GBP50,000.

          3.07 LITIGATION. Except as set forth on SCHEDULE 3.07 attached hereto
(a) there is no action, suit or proceeding to which the Company or any of the Subsidiaries is a party (either as a plaintiff or defendant) pending or, to the best knowledge of the Shareholders, threatened before any court or governmental agency, authority, body or arbitrator and, to the best knowledge of the Shareholders, there is no basis for any such action, suit or proceeding; (b) neither the Company nor any of the Subsidiaries, nor, to the best knowledge of the Shareholders, any officer, director or employee of any of the foregoing, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company or any of the Subsidiaries; and (c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring the Company or any of the Subsidiaries to take any action of any kind with respect to its business, assets or properties.

          3.08 INSURANCE. SCHEDULE 3.08 attached hereto sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies maintained by the Company or any of the Subsidiaries and of all life insurance policies maintained on the lives of any of their employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims made under such Insurance Policies since January 1, 1998. True, correct and complete copies of all Insurance Policies have been previously delivered by the Shareholders or the Company to the Buyer. The Insurance Policies are in full force and effect and are in amounts of a nature which are adequate and customary for the Company's and the Subsidiaries' business. All premiums due on the Insurance Policies or renewals thereof have been paid or are accrued on the Financial Statements, and there is no default under the Insurance Policies. Except as set forth on
SCHEDULE 3.08, neither the Company nor any of the Subsidiaries has received any notice or other communication from any issuer of the Insurance Policies since January 1, 1998 canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the best knowledge of the Shareholders, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened. Except as set forth on SCHEDULE 3.08, neither the Company nor any of the Subsidiaries has any outstanding claims or any dispute with any insurance carrier regarding claims, settlements or premiums and neither the Company nor any of the Subsidiaries has failed to give any notice or present any claim under any Insurance Policy in due and timely fashion. There are no outstanding requirements or recommendations by any issuer of the Insurance Policies or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of, the Company or any of the Subsidiaries.

          3.09 PERSONAL PROPERTY. SCHEDULE 3.09 attached hereto sets forth (i) a true, correct and complete list of all items of tangible personal property owned by the Company or any of the Subsidiaries as of the date hereof having either a net book value per unit or an estimated fair market value per unit in excess of GBP300; or not owned by the Company or any Subsidiary but in the possession of or used in the business of the Company or any of the Subsidiaries and having rental payments therefor in excess of GBP250 per month or GBP3,000 per year (collectively, the "Personal Property"); and (ii) a description of the owner of, and any agreement relating to the use of, each item of Personal Property not owned by the Company or a Subsidiary and the circumstances under which such Property is used. Except as disclosed in SCHEDULE 3.09:

               (a) the Company or the relevant Subsidiary, as the case may be, has good and marketable title to each item of that Personal Property which is not leased free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except for liens, if any, for personal property taxes not due;

               (b) no officer, director, Shareholder or employee of the Company or any Subsidiary, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Personal Property described in SCHEDULE 3.09;

               (c) each item of Personal Property not owned by the Company or a Subsidiary is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company or the relevant Subsidiary, as the case may be, and the owner or lessor thereof, the obligations of the Company or the relevant Subsidiary, as the case may be, to such owner or lessor will be discharged;

               (d) the Personal Property is in good operating condition and repair, normal wear and tear excepted, is currently used by either the Company or the relevant Subsidiary in the ordinary course of its business and normal maintenance has been consistently performed with respect to the Personal Property; and

               (e) the Company and the Subsidiaries own or otherwise have the right to use all of the Personal Property now used in the operation of their business or the use of which is necessary for or useful in the performance of any material contract, letter of intent or proposal to which any of them is a party.

          3.10 INTANGIBLE PROPERTY. SCHEDULE 3.10 attached hereto sets forth:
(i) a true, correct and complete list and, where appropriate, a description of, all items of intangible property owned by, or used or useful in connection with the business of, the Company or any of the Subsidiaries, including, but not limited to, trade secrets, know-how, any other confidential information of the Company, United States, United Kingdom and other patents, trade names, trademarks, trade name and trademark registrations, copyrights and copyright registrations, and applications for any of the foregoing (the "Intangible Property"); and (ii) a true, correct and complete list of all licenses or similar agreements or arrangements to which the Company or any of the Subsidiaries is a party, either as licensee or licensor, with respect to the Intangible Property. Except as otherwise disclosed in SCHEDULE 3.10:

               (a) so far as the Shareholders are aware, the Company or a Subsidiary is the sole and exclusive owner of all right, title and interest in and to the Intangible Property and all designs, permits, labels and packages used on or in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities or other adverse claims;

               (b) so far as the Shareholders are aware, the Company or the relevant Subsidiary has the right and authority to use, and to continue to use after the Closing, the Intangible Property in connection with the conduct of its business in the manner presently conducted, and such use or continuing use does not and will not conflict with, infringe upon or violate any rights of any other person, corporation or entity;

               (c) neither the Company nor any of the Shareholders has received notice of, or has any knowledge of any basis for, a pleading or threatened claim, interference action or other judicial or adversarial proceeding against the Company that any of the operations, activities, products, services or publications of the Company or any of its customers or distributors infringes or will infringe any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or property rights of others;

               (d) there are no outstanding, nor to the best knowledge of the Shareholders, any threatened disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in SCHEDULE 3.10 or with respect to infringement by a third party of any of the Intangible Property;

               (e) the Intangible Property owned or licensed by the Company or the relevant Subsidiary is sufficient to conduct the Company's or the relevant Subsidiary's business as presently conducted;

               (f) no present or former officer, director, shareholder, employee or independent contractor of the Company or any Subsidiary, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Intangible Property; and

               (g) Neither the Company nor the relevant Subsidiary nor any Shareholder has any knowledge that any third party is infringing, or will threaten to infringe, upon or otherwise violate any of the Intangible Property in which the Company or any Subsidiary has ownership rights.

          3.11 LEASES. SCHEDULE 3.11 attached hereto sets forth (a) a true, correct and complete list as of the date hereof of all leases of real property, identifying separately each ground lease, to which the Company or any of the Subsidiaries is a party (collectively, the

"Leases"). True, correct and complete copies of all Leases and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Shareholders or the Company to the Buyer. The Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and, except as set forth on
SCHEDULE 3.11, have not been modified or amended since the date of delivery to the Buyer. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder and that such default remains uncured. Except as set forth on SCHEDULE 3.11, there has not occurred so far as the Shareholders are aware any event which would constitute a material breach of or default in the performance of any covenant, agreement or condition contained in any Lease, nor so far as the Shareholders are aware has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material default. Neither the Company nor any of the Subsidiaries is obligated to pay any leasing or brokerage commission relating to any Lease and, except as set forth on SCHEDULE 3.11, will not have any obligation to pay any leasing or brokerage commission upon the renewal of any Lease. Except as set forth on SCHEDULE 3.11, no construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the Company or any of the Subsidiaries. Except as provided on SCHEDULE 3.11, the Financial Statements contain adequate reserves to provide for the restoration of the property subject to the Leases at the end of the respective Lease terms, to the extent required by the Leases. Except as provided on SCHEDULE 3.11, there are no disputes, oral agreements, forfeiture proceedings or forbearance programs in effect as to any Lease or Sublease.

          3.12 REAL ESTATE.

               (a) SCHEDULE 3.12A attached hereto contains a true, correct and complete list of (i) the addresses and legal descriptions of all real property owned by the Company or any Subsidiary (the "Real Estate"), and (ii) all mortgages, charges, liens, debentures, leases, underleases or tenancies, or, to the knowledge of the Shareholders (which shall be deemed to include any matter of public record), any other adverse rights, conditions, privileges, easements, quasi-easements, overriding claims, options, rights of pre-emption, covenants, restrictions, exceptances, reservations or interests, claims and any matters or things registered or capable of registration in any Registry affecting the Real Estate (collectively, the "Exceptions"). On the Closing Date, the Company or the relevant Subsidiary will have good, clear, registered and marketable title to the Real Estate and is the beneficial and legal owner in exclusive possession of the estates or interests in the Real Estate specified in SCHEDULE 3.12A free from any mortgage, charge, lien, debenture, lease, underlease, tenancy adverse right, condition, privilege, easement, quasi-easement, overriding claim, option, right of pre-emption, covenant, restriction, exceptance, reservation or interest, claim and any matters or things registered or capable of registration in any Registry, free and clear of all Exceptions, other than the permitted exceptions set forth on SCHEDULE 3.12B (the "Permitted Exceptions"), and the Company is in a position without incurring any liabilities thereby to sell each parcel of Real Estate with a full title guarantee for the purposes of the Law of Property (Miscellaneous Provisions) Act 1994. There are appurtenant to each of the Real Estate all rights and easements necessary for its current use and enjoyment (without restriction as to time or otherwise).

               (b) Copies of all material documents relating to each of the Real Estate have been supplied to the Buyer's Solicitors prior to the date hereof and the written replies to the written enquiries of the Buyer's Solicitors relating to the Real Estate are true complete and accurate in all respects.

               (c) The Company does not by its use or occupation of the Real Estate or any of them contravene any lease or other right under which it occupies the same and/or any requirement or restriction having the force of law and has complied with all covenants conditions restrictions statutory and other requirements bye laws orders and regulations (including, without limitation, any imposed by or pursuant to the Planning Acts (as defined in Section 336 of the Town and Country Planning Act 1990) or any Building Acts or Regulations) affecting each Real Estate, to the extent such failure materially affects the Real Estate or the Company's use, occupation or powers of disposal of the same.

               (d) No notices orders proposals applications requests or schedules of dilapidations affecting or relating to any of the Real Estate have been served or to the knowledge of the Shareholders made by any authority or other person or by the Company and there are no circumstances which are likely to result in any being served or made.

               (e) There exists no dispute between the Company and the landlord or the tenant or occupier of the Real Estate or any of them or any part thereof or the owner or occupier of any other premises adjacent to any of the Real Estate and the Shareholders are not aware of any circumstances which may give rise to any such dispute.

               (f) The buildings and other structures on the Real Estate are in good and substantial repair and fit for the purpose for which they are used and, so far as the Shareholders are aware, there is no material defect in the construction or condition of any of the Real Estate and no dangerous or deleterious materials have been used in the construction thereof.

               (g) The Real Estate is not subject to any leasehold interest other than in favor of Conduit Communications Limited.

               (h) There is no outstanding monetary claim or liability contingent or otherwise affecting the Real Estate and (in the case of leasehold property) there are no rent reviews in the course of being determined or exercisable by the landlord from a date prior to

Completion.

               (i) All documents necessary to prove the title of the Company to each of the Real Estate or which relate to the Company's title to the same have been duly registered where necessary and are now in the exclusive possession or under the exclusive control of the Company free from any rights and interests of any third parties.

               (j) Save for the Real Estate the Company does not own occupy or otherwise use or have any interest in any land or buildings of freehold leasehold or other tenure and the Company has no liability (existing or contingent) in respect of any such land or building previously owned occupied or otherwise used by it or in which it had an interest.

               (k) Except as set forth on SCHEDULE 3.12A, no work has been performed on or materials supplied to the Real Estate within any applicable statutory period which could give rise to mechanics or materialman's liens.

               (l) There is no pending or threatened condemnation or eminent domain proceeding with respect to the Real Estate.

               (m) Except as set forth on SCHEDULE 3.12A, there are no taxes or betterment assessments other than ordinary real estate taxes pending or payable against the Real Estate and there are no contingencies existing under which any assessment for real estate taxes may be retroactively filed against the Real Estate, and there are no taxes or levies, permit fees or connection fees which must be paid respecting existing curb cuts, sewer hookups, water-main hookups or services of a like nature.

               (n) The Real Estate is legally subdivided and consists of separate tax lots so that it is assessed separate and apart from any other property.

               (o) Except as set forth on SCHEDULE 3.12A, all utility systems serving the Real Estate, public or private, are in good operating condition, all installation charges therefor have been fully paid and all service charges therefor have been or will be paid by the Company or the relevant Subsidiary up to and including the Closing Date. Since January 1, 1998, neither the Company nor any of the Subsidiaries has experienced any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required in the operation of its business during such period.

               (p) Except as set forth on SCHEDULE 3.12A, the Real Estate is not located in any special flood hazard area designated by any governmental agencies having jurisdiction over the Real Estate (collectively, the "Governmental Agencies").

               (q) The Real Estate complies with the requirements of all building, zoning, subdivision, health, safety, environmental, pollution control, waste products, sewage control and all other applicable statutes, laws, codes, ordinances, rules, orders, regulations and decrees (collectively, the "Governmental Regulations") of any and all Governmental Agencies. The Company and its Subsidiaries have obtained, and the Shareholders or the Company have previously provided the Buyer with copies of, all consents, permits, licenses and approvals required by such Governmental Regulations. Such consents, permits, licenses and approvals are in full force and effect and have been properly and validly issued. There is no action pending or, so far as the Shareholders are aware, threatened by any Governmental Agencies claiming that the Real Estate violates any Governmental Regulations or threatening to shut down the business of the Company or any of the Subsidiaries. There have been no releases of any chemicals, pollutants or contaminants, hazardous substances, solid wastes and hazardous wastes, toxic materials, oil or petroleum and petroleum products into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company or a Subsidiary.

               (r) There are no suits, petitions, notices or proceedings pending, given or so far as the Shareholders are aware threatened by any persons or Governmental Agencies before any court, Governmental Agencies or instrumentalities, administrative or otherwise, which if given, commenced or concluded would have an adverse effect on the Company's title to the Real Estate or the operation of the business of the Company or any Subsidiary as presently operated.

               (s) Neither the Company nor any of the Subsidiaries has received notice from any insurer of the Real Estate threatening to cancel any insurance coverage or requiring any changes or corrective work to the Real Estate which has not been satisfied.

               (t) All of the buildings, fixtures and other improvements located on the Real Estate are in good operating condition and repair, and the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation.

               (u) SCHEDULE 3.12A sets forth a true, correct and complete list of all title insurance policies, surveys engineering reports and hazardous waste reports prepared with respect to the Real Estate since January 1, 1996, copies of which have previously been delivered by the Shareholders or the Company to the Buyer.

               (v) No employee or consultant of the Company or any Subsidiaries occupies any Real Estate on terms other than as a licensee and on condition that on cessation of his employment or engagement as agent or consultant (as the case may be) by the Company or any subsidiary (for whatsoever reason) he shall vacate such Real Estate. No such employee, agent or consultant has any security of tenure of any Real Estate.

          3.13 [Intentionally omitted].

          3.14 ACCOUNTS RECEIVABLE. SCHEDULE 3.14 attached hereto sets forth a true, correct and complete list of the accounts and notes receivable of the Company and the Subsidiaries (the "Accounts Receivable"), including the aging thereof as of April 30, 1999. All Accounts Receivable arose out of the sales of services in the ordinary course of business and, so far as the Shareholders are aware, are collectible in the face value thereof within 90 days after the date of invoice, using normal collection procedures, net of the reserve for doubtful accounts included in the Financial Statements, which reserve is adequate and was calculated in accordance with generally accepted accounting principles consistently applied.

          3.15 TAX MATTERS.

               (a)  Except as set forth on SCHEDULE 3.15 attached hereto:

                    (1) Within the times and in the manner prescribed by law, the Company and each of the Subsidiaries have filed all tax returns for governing bodies having jurisdiction to levy taxes upon them which are required to be filed;

                    (2) The Company and each of the Subsidiaries have paid all taxes, customs duties, imposts, interest, fines, penalties, assessments and deficiencies which have become due or which have been claimed to be due by any relevant taxing authority, including without limitation income, corporation, Pay As You Earn, capital gains, customs, value added, franchise, real estate, stamp, sales and withholding taxes and other employee benefits, taxes and imports;

                    (3) To the best knowledge of the Shareholders, all tax returns filed by the Company and the Subsidiaries for the taxable years ended 30 June 1994 through 30 June 1998 (and for the taxable years ended December 31, 1996 through December 31, 1998 with respect to the U.S. Subsidiary) constitute complete and accurate representations of the respective tax liabilities of the Company and the Subsidiaries for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to their future tax liabilities, including the tax bases of their properties and assets and the corporation tax returns of the Company and each Subsidiary have been agreed with the U.K. Inland Revenue;

                    (4) Neither the Company nor any of the Subsidiaries has waived or extended any applicable statute of limitations relating to the assessment of taxes;

                    (5) Except as set forth on SCHEDULE 3.15, no examinations of any tax returns of the Company or any of the Subsidiaries is currently in progress nor, to the best knowledge of the Shareholders, threatened and no deficiencies have been asserted or assessed against either the Company or any of the Subsidiaries as a result of any audit by any taxing authority and no such deficiency has been proposed or threatened.

               (b) SCHEDULE 3.15 attached hereto sets forth those taxable years for which the tax returns of the Company and the Subsidiaries have been reviewed or audited by applicable taxing authorities and those tax years for which said tax returns have received clearances or other indications of approval from applicable taxing authorities. To the best knowledge of the Shareholders, no issue or issues have been raised in connection with any prior or pending review or audit of said tax returns which the Shareholders reasonably believe may be expected to be raised in the future by such taxing authorities in connection with the audit or review of the tax returns of the Company or any of the Subsidiaries.

               (c) Except as set forth on SCHEDULE 3.15, each of the Company and the Subsidiaries is a registered and taxable person for the purposes of Value Added Tax, has complied with the requirements of the Value Added Tax Act 1994 and all applicable regulations or notices made or issued thereunder, is not in arrears with any payments or returns due, has maintained full, complete, correct and up to date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes thereof, is not liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision and has not been required by the Commissioners of Customs and Excise to give security.

               (d) Neither the Company nor any Subsidiary is or at any time has been or been treated as a member of a group of companies or consortium or associated with any company for the purposes of Section 43 of the Value Added Tax Act 1994 and no application for it to be so treated has at any time been made.

               (e) Each of the Company and the Subsidiaries has properly operated the Pay As You Earn System and has deducted tax as required by law from all payments from which it is required to deduct tax whether made to its employees or ex-employees or any persons required to be treated as such and accounted to the Inland Revenue therefor and for all tax chargeable on benefits provided for officers and employees.

               (f) Save as disclosed in the tax returns, neither the Company nor any

Subsidiary has made any payment to or provided any benefit for any officer or employee of the Company or any Subsidiary which is not allowable as a deduction in calculating the profits of the Company and the Subsidiaries for taxation purposes.

               (g) All National Insurance contributions (both employer's and employee's) in respect of employees, officers of the Company and the Subsidiaries and any person(s) who should have been treated as such for these purposes have been duly and promptly paid.

               (h) Save as disclosed in the tax returns since the Balance Sheet Date neither the Company nor any Subsidiary has made and neither the Company nor any Subsidiary is subject to any present or future liability to make or provide any payment or consideration which could be disallowed as a deduction in computing the profits of the Company and the Subsidiaries or as a charge on the Company's or any Subsidiary's income for taxation purposes.

               (i) Neither the Company nor any Subsidiary has made any borrowings in a foreign currency such that on repayment a charge to corporation tax might arise on any profit or gain accruing in relation or by reference to any such repayment.

               (j) On a sale of any fixed asset (including, without limitation, machinery and plant) at the value thereof shown in the Financial Statements no balancing charge for the purposes of the Capital Allowances Act 1990 will be incurred which has not been taken into account for deferred tax purposes as required by U.K. GAAP.

               (k) Except to the extent there is a deferred tax provision the book value of each of the chargeable assets for capital gains purposes of the Company and the Subsidiaries in or adopted for the purpose of the Financial Statements does not exceed the amount deductible pursuant to Section 38 of the Taxation of Chargeable Gains Act 1992 ("TCGA") and is such that on the disposal or deemed disposal of the assets (or any of them) at that value no chargeable gain would arise, accrue or crystallise as required by U.K. GAAP.

               (l) Neither the Company nor any Subsidiary has made any disposal which has required or would or might require any computation under Section 42 of the TCGA.

               (m) Neither the Company nor any Subsidiary has disposed of or acquired any asset such that Section 17 of the TCGA might apply in determining the consideration given or received on such disposal or acquisition.

               (n) Neither the Company nor any Subsidiary has been a party to or involved in any scheme effected or arrangement made whereby on a disposal of an asset by the

Company or any Subsidiary Sections 29 and 30 of the TCGA may be applicable.

               (o) Neither the Company nor any Subsidiary has made any claim under the provisions of any of Sections 247 or 152(1) or 153 of the TCGA or
Section 165 of the TCGA or Section 175 of the TCGA.

               (p) Neither the Company nor any Subsidiary has been a party to or a member of a group of companies which has undertaken any share for share exchange or any scheme of amalgamation or reconstruction such as are mentioned in Sections 135 or 136 of the TCGA or Section 139 of the TCGA or Section 343 of the Taxes Act 1988.

               (q) Neither the Company nor any Subsidiary at any time has been a party to any transfer of business or chargeable assets for capital gains purposes between any company belonging at the time of transfer to any other company in the same group of companies as the Company and the Subsidiaries within the meaning of Section 170 of the TCGA nor has it been the principal company (as defined in that Section) of any group of companies a member of which has been a party to such a transaction.

               (r) Neither the Company nor any Subsidiary has made any such transfer as is referred to in Section 125 of the TCGA or received any asset by way of gift as mentioned in Section 282 of the TCGA.

               (s) No distribution within the meaning of any of Sections 209, 210, 211 and 418 of the Taxes Act 1988 has been made or will be deemed to have been made by the Company or any Subsidiary (except for dividends and interest shown in the Financial Statements and the previous audited accounts of the Company and the Subsidiaries) nor has the Company or any Subsidiary issued any securities within the meaning of Part VI of the Taxes Act 1988 which remain in issue and where the interest payable thereon falls to be treated as a distribution.

               (t) Except as set forth on SCHEDULE 3.15, neither the Company nor any Subsidiary has at any time:

                    (i) reduced its share capital or repurchased, repaid or redeemed shares of any class of its share capital or capitalised any profits or reserves or share premium account in the form of, or in paying up any amounts unpaid on, any shares, debentures or other securities or agreed or resolved to do any of the foregoing; or

                    (ii) provided capital to any company on terms whereby the company so capitalised has in consideration thereof issued shares, loan stock or other securities where the terms of any such capitalization were otherwise than by way of a bargain made at arms' length or where the shares, loan stock or other securities acquired are shown in the Financial Statements at a value in excess of their market value at the time of acquisition.

                    (u) Neither the Company nor any Subsidiary has entered into any transaction which has given or will or may give rise to a charge to taxation under the provisions of the Inheritance Tax Act 1984.

                    (v) Neither the Company nor any Subsidiary has ever obtained relief from stamp duty under Section 42 of the Finance Act 1930 or Sections 75 to 77 (inclusive) of the Finance Act 1986 which has become liable to forfeiture or may be forfeited in the future.

                    (w) All documents in the possession of the Company or any of the Subsidiaries to which the Company or any Subsidiary is a party which relate to or are necessary to prove the title of the Company or any Subsidiary to its assets have been properly stamped and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom and all transactions to which the Company or any Subsidiary is/was a party and relating to chargeable securities of the Company or any Subsidiary have been completed by duly stamped documents of transfer within the meaning of
Section 87(5) of the Finance Act 1986 and neither the Company nor any Subsidiary is liable to stamp duty reserve tax.

                    (x) Neither the Company nor any Subsidiary is under any present or future liability to make and has not since the Balance Sheet Date made or received or surrendered or purported to receive or surrender any amount by way of group relief (under any of the provisions of Sections 402, 403 and 407 to 413 (inclusive) of the Income and Corporation Taxes Act 1988 ("Taxes Act 1988")) or by way of advance corporation tax (under Section 240 of the Taxes Act
1988) or made any payment for such surrender nor made any election under Section 247 of the Taxes Act 1988.

                    (y) Neither the Company nor any Subsidiary is under any actual liability to taxation in respect of any other company which at any time has been a member of the same group or consortium as the Company and the Subsidiaries or any associated company of the Company or any Subsidiary for taxation purposes.

                    (z) There are no disputes or negotiations with H.M. Treasury or the Inland Revenue present or pending in connection with Sections 739 to 742 (inclusive) of the Taxes Act 1988 or Section 770 of the Taxes Act 1988 and neither the Company nor any Subsidiary has ever transferred part or all of any trade carried on outside the United Kingdom to a company not resident in the United Kingdom.

                    (aa) Each of the Company and the Subsidiaries has only ever been resident for taxation purposes in the United Kingdom, is not chargeable to tax or similar duties or imposts in any jurisdiction other than the United Kingdom and has not made and is not entitled to make any claim under Part XVIII of the Taxes Act 1988 and has never had any permanent establishment in any other country.

                    (bb) Neither the Company nor any Subsidiary has entered into or been a party to any scheme or arrangement containing pre-ordained steps and designed wholly for the purposes of avoiding or deferring taxation and no scheme or transaction of any nature has been carried out by or proposed in relation to the Company or any Subsidiary which has given rise to a charge to taxation under
Part XVII of the Taxes Act 1988.

                    (cc) Neither the Company nor any Subsidiary has become liable for taxation nor received nor is adversely affected by any claim for taxation arising under or imposed by or resulting from the operation of any of Sections 703 to 709 (inclusive) of the Taxes Act 1988 (whether alone or in conjunction with any other provisions of any applicable tax laws or regulations) and which wholly or partly results or arises from or is computed by reference to circumstances existing or events occurring at any time on or before the date hereof whether alone or in conjunction with other circumstances arising before or after the Closing.

                    (dd) Each of the Company and the Subsidiaries is and has at all times since incorporation been a close company for taxation purposes.

                    (ee) None of the Company or any Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and none of the assets of the Company or any Subsidiary are subject to an election under Section 341(f) of the Code.

                    (ff) Neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement.

                    (gg) To the knowledge of the Shareholders, no claim exists by a taxing authority in any jurisdiction that the Company or any Subsidiary is, or may be, subject to Taxes assessed by such jurisdiction for any period in which they did not file tax returns in such jurisdiction.

                    (hh) Neither the Company nor any Subsidiary has made any payments, or is, or shall become, obligated (under any contract entered into on or before the Closing Date) to make any payments, that shall be nondeductible under Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law).

                    (ii) Neither the Company nor any Subsidiary is and has ever been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code).

          3.16 BOOKS AND RECORDS. The corporate and statutory books, general ledgers and books of account of the Company and the Subsidiaries, and all tax returns filed by the Company and the Subsidiaries are in all material respects complete and correct. The Company and each of the Subsidiaries has complied with the provisions of the Companies Act of 1985, as amended (the "Company Act"), and all returns, particulars, resolutions and other documents required under any legislation to be delivered on behalf of the Company or any Subsidiary to the Registrar of Companies have been properly (and on or before the due date) made and delivered.

          3.17 CONTRACTS AND COMMITMENTS.

               (a) SCHEDULE 3.17 attached hereto contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

                    (1) all loan agreements, indentures, mortgages and guaranties to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                    (2) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                    (3) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound which (A) involve payments or receipts by the Company or any of the Subsidiaries of more than GBP100,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) which may materially adversely affect the condition (financial or otherwise) or the properties, assets, business or prospects of the Company or any of the Subsidiaries;

                    (4) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                    (5) all contracts, agreements or other understandings or arrangements between the Company and any of the Subsidiaries (including, but not limited to, any tax sharing arrangements) or between the Company and any of the Shareholders or their affiliates;

                    (6) all leases, whether operating, capital or otherwise, under which the Company or any of the Subsidiaries is lessor or lessee;

                    (7) all contracts, agreements or other arrangements imposing a non-competition or non-solicitation obligation on the Company or any of its Subsidiaries; and

                    (8) any other material agreements or contracts entered into by the Company or any of the Subsidiaries.

               (b)  Except as set forth on SCHEDULE 3.17:

                    (1) each Contract is a valid and binding agreement of the Company or the relevant Subsidiary, enforceable against the Company or the relevant Subsidiary in accordance with its terms, and the Company or the relevant Subsidiary does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

                    (2) the Company or the relevant Subsidiary has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Company or the relevant Subsidiary, as the case may be, on its part prior to the date hereof, and the Company or the relevant Subsidiary, as the case may be, has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

                    (3) the Company or the relevant Subsidiary is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance on the assets of the Company or the relevant

Subsidiary thereunder or pursuant thereto;

                    (4) to the best knowledge of the Shareholders, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                    (5) there are not and, since January 1, 1996 have not been, any claims of a non-routine nature relating to the Company or any Subsidiary by customers of the Company or any of the Subsidiaries under any warranties, whether express or implied; and

                    (6) the Company and the Subsidiaries are not restricted by any Contract from carrying on their business anywhere in the world.

               (c) True, correct and complete copies of all Contracts have previously been delivered by the Company or the Shareholders to the Buyer.

               (d) Neither the Company nor any Subsidiary has received notice that (and no circumstances exist which may give rise to the service of such a notice on the Company) it has been a party to any agreement, practice or arrangement which in whole or in part: (a) contravenes, is subject to, or requires registration under the Restrictive Trade Practices Act 1976 and 1977;
(b) contravenes the provisions of Part IX of the Fair Trading Act 1973 (the "Fair Trading Act"); (c) would or might result in a reference of a "consumer trade practice" within the meaning of Section 13 of the Fair Trading Act, or be liable to a reference to the Consumer Protection Advisory Committee under Part II of the Fair Trading Act; (d) contravenes the provisions of the Trade Descriptions Act 1968 and 1972; (e) contravenes Articles 85 and 86 of the Treaty of Rome; or (f) contravenes the provisions of the Consumer Credit Act 1974.

          3.18 COMPLIANCE WITH AGREEMENTS AND LAWS.

               (a) So far as the Shareholders are aware, the Company and the Subsidiaries each have all requisite licenses, permits and certificates, including environmental, health and safety permits, from all governmental authorities necessary to conduct their respective business and own and operate their respective assets (collectively, the "Permits"). SCHEDULE 3.18 attached hereto sets forth a true, correct and complete list of all such Permits, copies of which have previously been delivered by the Company or the Shareholders to the Buyer. So far as the Shareholders are aware, neither the Company nor any of the Subsidiaries is in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use or similar matters) relating to its properties. The business of the Company and the Subsidiaries has not violated, and on the date hereof does not violate, in any material respect, any laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices), the enforcement of which would have a material adverse effect on the results of operations, condition (financial or otherwise), assets, properties business or prospects of the Company or any of the Subsidiaries. Except as set forth on SCHEDULE 3.18, neither the Company nor any of the Subsidiaries has had notice or communication from any governmental (including any regulatory) authority or otherwise of any such violation or noncompliance. The Company and each of the Subsidiaries has complied with the provisions of the Companies Act of 1985, as amended (the "Company Act"), and all returns, particulars, resolutions and other documents required under any legislation to be delivered on behalf of the Company or any Subsidiary to the Registrar of Companies have been properly (and on or before the due date) made and delivered.

               (b) Neither the Company nor any of the Subsidiaries has received notice of any violation of any law, ruling, order, decree, regulation, permit, or other environmental or hazardous waste requirement applicable to the Company, any of the Subsidiaries, or any of the Real Estate, or any part thereof, relating to health, safety, pollution, hazardous waste, environmental or other similar matters, which has not been entirely corrected and which has or will have a material adverse impact on the transactions contemplated herein. Neither the Company nor any of the Subsidiaries has received notice from any governmental authority alleging any such violation in respect to any of the Real Estate or any part thereof.

          3.19 EMPLOYEE RELATIONS.

               (a) The Company and each of the Subsidiaries is in compliance with all laws and regulations respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes.

               (b)  Except as set forth on SCHEDULE 3.19 attached hereto:

                    (1) none of the employees of the Company or the Subsidiaries is represented by any labor union, works council, staff association or other body representing employees;

                    (2) there is no unfair labor practice complaint against the Company or any of the Subsidiaries pending before any governmental authority;

                    (3) there is no pending labor strike or other material labor trouble affecting the Company or any of the Subsidiaries (including, without limitation, any organizational drive);

                    (4) there is no material labor grievance pending against the Company or any of the Subsidiaries;

                    (5) there is no pending representation question respecting the employees of the Company or any of the Subsidiaries;

                    (6) there are no pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Company or any of the Subsidiaries is a party, or to the best knowledge of the Shareholders, any basis for which a claim may be made under any collective bargaining agreement to which the Company or any of the Subsidiaries is a party; and

                    (7) neither the Company nor any of the Subsidiaries has any continuing obligation for health, life, medical insurance or other similar fringe benefits to any former employee of the Company or any Subsidiary.

               (c) SCHEDULE 3.19 sets forth a true, correct and complete list of the current payroll of the Company and the Subsidiaries, including the salary or wage rates of each of their employees and independent contractors.

               (d) Except as set forth on SCHEDULE 3.19, no employee has given notice terminating his contract of employment or is under notice of dismissal or has made or threatened any claim in connection with or arising from his or her employment and there is no obligation or amount due to any employee in connection with or arising from his or her employment which is in arrears or unsatisfied other than his or her normal salary for the part of the month current at the Closing.

               (e) Except as set forth on SCHEDULE 3.19, there are no outstanding negotiations relating to wages, salaries, bonuses or employee benefits of any description between the Company or any Subsidiary and any employees.

               (f) Except as set forth on SCHEDULE 3.19, the contract of employment of each employee of the Company or any Subsidiary may be terminated by the Company or any Subsidiary without damages or compensation (other than that payable by statute) by giving at any time the minimum period of notice applicable to that contract which is specified in Section 49 of the Employment Act.

          3.20 EMPLOYEE BENEFIT PLANS.

               (A) EMPLOYEE PLANS. SCHEDULE 3.20 attached hereto contains a true, correct and complete list of all stock options, stock purchase plans, pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, health, life, medical, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, relating to the Company's employees, or maintained at any time since January 1, 1996 by the Company or by any other member (hereinafter, "Affiliate") of any controlled group of corporations, group of trades or businesses under common control, or affiliated service group (as defined for purposes of Section 414(b), (c) and (m), respectively, of the United States Internal Revenue Code of 1986, as amended (the "Code")) (the Employee Plans") and, except as set forth on
SCHEDULE 3.20 attached hereto, the Company has no obligations, contingent or otherwise, past or present, under applicable law or the terms of any Employee Plan.

               (b) Neither the Company nor any Subsidiary has any continuing obligation for health, life, medical insurance or other similar fringe benefits or for pensions or any other form of payment to any former employee of the Company or any Subsidiary.

               (c) Except as set forth on SCHEDULE 3.20, no loans other than in respect of season travel tickets and memberships of health clubs none of which exceed GBP500 per annum individually have been made by the Company or any Subsidiary to any of its employees. Neither the Company nor any Subsidiary is indebted, directly or indirectly, to any person who is a director or shareholder of any affiliate of the Company or any Subsidiary in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, and no such director, shareholder or affiliate is indebted to the Company or any Subsidiary except for advances made to employees of the Company or any Subsidiary in the Ordinary Course of Business to meet reimbursable business expenses anticipated to be incurred by such obligor.

               (d) There are no claims against the Company or any Subsidiary under the Transfer of Undertakings (Protection of Employment) Regulations 1981 or the Acquired Rights Directive.

               (e) Neither the Company nor any Subsidiary is under any legal obligation nor does it have any ex-gratia arrangement nor has it promised to pay pensions, gratuities, superannuation allowances or the like to any of the Company's or the Subsidiaries' employees or ex-employees.

               (f) All contributions due to each of the employee's individual pension arrangements, as detailed in Section 3.20 of the Disclosure Schedule, from the Company have been paid through the Closing or are accrued for in the Financial Statements.

               (g)  In this Section 3.20:

                    "employee" includes any director or officer of the Company and any former director or officer of the Company whether or not he is or was employed under a contract of employment.

                    "Prescribed Benefit" means any pension, lump sum, gratuity or other like benefit or any retirement, death, redundancy, termination of employment, incapacity, sickness, disability, accident, hospital or medical expenses benefit or other like benefit.

                    "the Personal Pension Arrangements" means the personal pension arrangements (within the meaning of Chapter IV of Part XIV of the Taxes
Act) of the following employees of the Company:

                    Martin Gill
                    Adrian Munns
                    Martha Hickey
                    Chris Mathias

                    "the Personal Pension Schemes" means the personal pension schemes (within the meaning of Chapter IV of Part XIV of the Taxes Act) of the providers under which the Personal Pension Arrangements have been made.

                    "Scheme" means the Death in Service Scheme of Conduit Communications Limited insured with Signa.

                    "Taxes Act" means the Income and Corporation Taxes Act 1998.

               (h) Except pursuant to the Scheme and in relation to the Personal Pension Arrangements, neither the Company nor any Subsidiary is under any obligation or commitment (whether legally enforceable or not) to pay, provide or contribute towards (whether now or in the future and whether under a scheme or arrangement or not) and neither the Company nor any Subsidiary has paid, provided or contributed towards, any Prescribed Benefit for or in respect of any person. Neither the Company nor any Subsidiary has given any undertaking or assurance (whether legally enforceable or not) as to the continuance, introduction, improvement or increase of any Prescribed Benefit or any scheme or arrangement for the provision thereof or as to the continuance of the Personal Pension Arrangements or the Scheme or its contributions thereto.

               (i) There is attached to Schedule 3.20 all material details relating to the Personal Pension Schemes, the Personal Pension Arrangements and any obligations of the Company or any Subsidiary to contribute thereto including a list of the employees of the Company and the Subsidiaries in respect of which the Company and the Subsidiaries make payments to any of the Personal Pension Arrangements, showing opposite his name the amount of the contributions that the Company or any Subsidiary make, the name of the provider of the Personal Pension Scheme and the relevant policy or reference number.

                    The Personal Pension Schemes and each of the Personal Pension Arrangements are and have at all material times been approved by the Inland Revenue under Chapter IV of Part XIV of the Taxes Act.

                    Each of the Personal Pension Arrangements provides only money purchase benefits (as defined in the Pension Schemes Act 1993) for the beneficiaries of the Personal Pension Arrangement. Neither the Shareholders nor the Company or any Subsidiary nor any person for whom any of them may be liable has given any promise or assurance (oral or written and whether or not enforceable) that any benefits under any of the Personal Pension Arrangements will be calculated wholly or partly by reference to any person's remuneration or equate (approximately or exactly) to any particular amount.

                    Neither the Company nor any Subsidiary has nor can have any liability under or in connection with any of the Personal Pension Arrangements except to make contributions thereto as shown on the list attached to Schedule
3.20 whilst the employees concerned remain employees of Conduit Communications Limited or until earlier exercise of any right to terminate the contributions to all of the Personal Pension Arrangements except those of Chris Mathias at any time.

                    All contributions in respect of the Personal Pension Arrangements payable by Conduit Communications Limited or any Subsidiary in respect of the period prior to

Closing have been paid.

               (j)  THE SCHEME

                    (1) All material details relating to the Scheme are contained in or attached to Schedule 3.20 including, but without limitation, a copy of the governing documentation, any communications to employees, the insurance policy, particulars of the premiums, contributions and expenses payable and Inland Revenue approval letter.

                    (2) The Scheme is an exempt approved scheme within the meaning of Section 592 of the Taxes Act. The Scheme complies and has at all times been operated in accordance with its governing documents and all applicable laws regulations and requirements (including those of the Inland Revenue).

                    (3) Conduit Communications Limited is the only employer which has participated in the Scheme and has complied with its obligations thereunder. It may terminate its liability to pay contributions to the Scheme at any time without the consent of any person.

                    (4) All contributions and expenses in respect of the Scheme in respect of the period up to the Closing have been paid.

                    (5) The insurance policy held by the Scheme insures its liabilities; all premiums that have fallen due for payment under such insurance policy is enforceable and, so far as the Shareholders are aware, there is no ground on which the insurers might avoid liability under it.

                    (6) There are no disputes or proceedings which relate to the Scheme and none pending or threatened as far as the Shareholders are aware.

          3.21 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on
SCHEDULE 3.21 attached hereto, since the Balance Sheet Date, neither the Company nor any of the Subsidiaries has entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, neither the Company nor any of the Subsidiaries has:

                    (1) incurred any material obligation or liability for borrowed money;

                    (2) discharged or satisfied any lien or encumbrance or paid any obligation or liability other than current liabilities reflected in the Current Balance Sheet;

                    (3) mortgaged, pledged or subjected to lien, charge or other encumbrance any of their respective properties or assets;

                    (4) sold or purchased, assigned or transferred any of its tangible assets or cancelled any debts or claims, except for inventory sold and raw materials purchased in the ordinary course of business;

                    (5) made any material amendment to or termination of any Contract or done any act or omitted to do any act which would cause the breach of any Contract;

                    (6) suffered any losses of personal or real property, whether insured or uninsured, and whether or not in the control of the Company or the relevant Subsidiary, as the case may be, in excess of GBP10,000 in the aggregate, or waived any rights of any value;

                    (7) authorized any declaration or payment of dividends by the Company or any Subsidiary which is not wholly owned by the Company, or paid any such dividends, or authorized any transfer of assets of any kind whatsoever by the Company or any such Subsidiary to any of their respective Shareholders with respect to any shares of their capital stock;

                    (8)  received notice of any litigation or warranty claim;

                    (9) made any material change in the terms, status or funding condition of any Employee Plan, as defined in Subsection 3.20 hereof;

                    (10) made, or committed to make, any changes in the compensation payable to any officer, director, employee or agent of the Company or any Subsidiary, or any bonus payment or similar arrangements made to or with any of such officers, directors, employees or agents;

                    (11) incurred any capital expenditure in excess of GBP10,000 in any instance or GBP25,000 in the aggregate;

                    (12) made any material alteration in the manner of keeping the books, accounts or records of the Company or any Subsidiary, or in the accounting practices therein reflected; or

                    (13) suffered any material adverse change in the consolidated results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), business or prospects of the Company and the Subsidiaries taken as a whole.

          3.22 CUSTOMERS. SCHEDULE 3.22 attached hereto sets forth a true, correct and complete list of (a) the names of each customer of the Company and the Subsidiaries which accounted for more than 10% of the consolidated revenues of the Company and the Subsidiaries in the ten months ended April 30, 1999. Except as set forth on SCHEDULE 3.22, none of the customers of either the Company or any of the Subsidiaries has notified the Company or the relevant Subsidiary, as the case may be, that it intends to discontinue its relationship with the Company or the relevant Subsidiary.

          3.23 [Intentionally Omitted].

          3.24 [Intentionally Omitted].

          3.25 PREPAYMENTS AND DEPOSITS. SCHEDULE 3.25 attached hereto sets forth all prepayments and deposits as of May 31, 1999 which have been received by the Company or any of the Subsidiaries from customers for services to be performed after that date.

          3.26 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND SHAREHOLDERS. Except as set forth on Schedule 3.26 attached hereto and except for intercompany indebtedness payable among the Company and any Subsidiary or among the Subsidiaries, neither the Company nor any of the Subsidiaries is indebted, directly or indirectly, to any person who is an officer, director or Shareholder of any of the foregoing entities or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Current Financial Statements, and no such officer, director, Shareholder or affiliate is indebted to the Company or any of the Subsidiaries except for advances made to employees of the Company or any of the Subsidiaries in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

          3.27 BANKING FACILITIES. SCHEDULE 3.27 attached hereto sets forth a true, correct and complete list of:

               (a) each bank, savings and loan or similar financial institution in which the Company or any of the Subsidiaries has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company or any of the Subsidiaries thereat; and

               (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

          3.28 POWERS OF ATTORNEY AND SURETYSHIPS. Except as set forth on
SCHEDULE 3.28 attached hereto, neither the Company nor any of the Subsidiaries has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, continent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

          3.29 CONFLICTS OF INTEREST. Except as set forth on SCHEDULE 3.29 attached hereto, no officer, director or Shareholder of the Company or any Subsidiary nor, to the best knowledge of the Shareholders, any affiliate of any such person, now has or within the last three (3) years had, either directly or indirectly:

               (a) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to the Company or any of the Subsidiaries, or purchases or during such period purchased from the Company or any of the Subsidiaries any goods or services, or otherwise does nor during such period did business with the Company or any of the Subsidiaries; or

               (b) a beneficial interest in any contract, commitment or agreement to which the Company or any of the Subsidiaries is or was a party or under which any of them is or was obligated or bound or to which any of their respective properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between the Company or any of the Subsidiaries and such persons in their capacities as employees, officers or directors of the Company or such Subsidiary.

          3.30 REGULATORY APPROVALS. All consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Company or any of the Subsidiaries and which are necessary for the execution and delivery by the Shareholders and the Company of this Agreement or any documents to be executed and delivered by the Shareholders or the Company in connection herewith are set forth on SCHEDULE 3.30 attached hereto and have been, or prior to the Closing Date will be, obtained and satisfied.

          3.31 DISCLOSURE. The information concerning the Company and the Subsidiaries set forth in this Agreement, the Exhibits and Schedules attached hereto and any document, statement or certificate furnished or to be furnished to the Buyer pursuant hereto, does not, so far as the Shareholders are aware, contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false and misleading.

     4.   REPRESENTATIONS OF THE BUYER

          The Buyer represents and warrants to each Shareholder as follows:

          4.01 ORGANIZATION. Each of the Buyer and i-Cube is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer is an indirect wholly-owned subsidiary of i-Cube.

          4.02 CAPITALIZATION. The authorized capital stock of the Buyer consists of 3,000 shares of common stock, $.01 par value per share, of which 100 shares were outstanding at June 18, 1999. The authorized capital stock of i-Cube consists of 100,000,000 shares of i-Cube Common Stock, of which 16,934,349 shares were issued and outstanding and no shares were held in the treasury of the Buyer as of May 6, 1999, and 1,000,000 shares of Preferred Stock, none of which were outstanding at May 6, 1999. Between May 6, 1999 and the Closing, the Company has not issued any shares of Common Stock, other than (i) approximately 90,000 shares issued to the stockholder of Tomorrow's Technology Today, Inc. in connection with the acquisition of that company, and (ii) shares issued on the exercise of stock options. All of the issued and outstanding shares of i-Cube Common Stock and the Buyer's common stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Acquisition Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

          4.03 AUTHORIZATION OF TRANSACTION. The Buyer and i-Cube have all requisite power and authority to execute and deliver this Agreement and any other agreements contemplated herein to which it is a party and to perform its obligations hereunder and thereunder (to the extent party hereto or thereto). The execution and delivery of this Agreement, the Escrow Agreement and the Registration Rights Agreement by the Buyer and i-Cube and the performance of this Agreement, the Escrow Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby by the Buyer and i-Cube (to the extent party thereto) have been duly and validly authorized by all necessary corporate action on the part of the Buyer and i-Cube (to the extent party thereto). This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby have been duly and validly executed and delivered by the Buyer and i-Cube (to the extent party thereto) and constitute the valid and binding obligations of the Buyer and i-Cube (to the extent party thereto) enforceable against them (to the extent party thereto) in accordance with their terms.

          4.04 NONCONTRAVENTION. Neither the execution and delivery of this Agreement, the Escrow Agreement or the Registration Rights Agreement by the Buyer and i-Cube (to the extent party thereto), nor the consummation by the Buyer and i-Cube (to the extent party thereto) of the transactions contemplated hereby or thereby, will (a) conflict or violate any provision of the charter or By-laws of the Buyer or i-Cube, (b) require on the part of the Buyer or i-Cube any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which has been obtained or which if not obtained or made would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Buyer or i-Cube or on the ability of the Parties to consummate the transactions contemplated by this Agreement, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or i-Cube is a party or by which it is bound or to which any of its assets are subject, other than any conflict, breach, default, acceleration, termination, modification or cancellation which individually or in the aggregate would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Buyer or i-Cube or on the ability of the Parties to consummate the transactions contemplated by this Agreement, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

          4.05 REPORTS AND FINANCIAL STATEMENTS. i-Cube has previously furnished to the Company complete and accurate copies, as amended or supplemented, of its
(a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the United States Securities and Exchange Commission (the "SEC") and
(b) all other reports filed by i-Cube under Section 13 of the Exchange Act with the SEC since January 1, 1999 (such reports are collectively referred to herein as the "i-Cube Reports"). The i-Cube Reports constitute all of the documents required to be filed by i-Cube under Section 13 of the Exchange Act with the SEC since January 1, 1999. As of their respective dates, the i-Cube Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of included in the i-Cube Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of i-Cube. The i-Cube Reports were timely filed.

          4.06 ABSENCE OF MATERIAL ADVERSE CHANGES. Since March 31, 1999, there has not been any material adverse change in the assets, business, financial condition or results of operations of i-Cube and its subsidiaries, taken as a whole, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future.

          4.07 BROKERS' FEES. Except for fees owed to Punk, Ziegel & Company, neither the Buyer nor i-Cube has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          4.08 DISCLOSURE. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered to, by or on behalf of the Buyer or i-Cube pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     5.   CONDITIONS TO OBLIGATIONS OF THE BUYER

               The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

          5.01 CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties of the Shareholders shall be true in all material respects on and as of the Closing Date. The Shareholders shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date, and shall have taken all corporate and other proceedings required to be taken on the part of the Company and the Subsidiaries to authorize or carry out this Agreement.

          5.02 [Intentionally omitted]

          5.03 GOVERNMENTAL APPROVALS. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Shareholders or the Subsidiaries of the transactions contemplated by this Agreement and the operation of the business of the Company and the Subsidiaries by the Buyer shall have consented to, authorized, permitted or approved such transactions.

          5.04 CONSENT OF LENDERS, LESSORS AND OTHER THIRD PARTIES. The Buyer, i-Cube, the Shareholders, the Company and the Subsidiaries shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for each of such parties to consummate the transactions contemplated by this Agreement, including without limitation, those set forth on SCHEDULE 3.04 attached hereto.

          5.05 ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own the Shares or to own or operate the business of the Company and the Subsidiaries after the Closing.

          5.06 OPINION OF COUNSEL. The Buyer shall have received an opinion of SJ Berwin & Co, counsel to the Shareholders, dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT 5.06, and as to such other matters as may be reasonably requested by the Buyer or its counsel.

          5.07 EMPLOYMENT CONTRACTS. On or prior to the Closing Date, i-Cube shall have executed employment contracts and other arrangements with the individuals listed on SCHEDULE 5.07 attached hereto, and all other employment contracts between Conduit Communications Limited, the Company or any of their affiliates and such individuals shall have been terminated.

          5.08 AFFILIATE AGREEMENTS. On or prior to the Closing Date, each of the Shareholders and all other affiliates of the Company shall have entered into an Affiliate Agreement in the form attached hereto as EXHIBIT 5.08.

          5.09 POOLING LETTER. On or prior to the Closing Date, the Buyer shall have received a letter from PricewaterhouseCoopers LLP regarding the concurrence of such accountants with the Buyer's conclusions as to the appropriateness of the pooling of interests accounting, under Accounting Principles Board Opinion No. 16 for the transactions contemplated by this Agreement.

          5.10 AGREEMENTS WITH PERSONS HAVING INTERESTS IN CONDUIT. Each of the holders of share capital of, or of options exercisable for, or loan stock convertible into, shares of Conduit Communications Limited shall have executed and delivered to the Buyer a Purchase and Sale Agreement in the form attached hereto as EXHIBIT 5.10 and shall have transferred any shares of Conduit owned by him to the Buyer.

          5.11 NASDAQ LISTING NOTIFICATION. The Acquisition Shares shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance (provided that such notice may be filed after the closing provided that it is filed within ten days after approval of the transactions contemplated hereby by the Board of Directors of i-Cube).

          5.12 ESCROW AGREEMENT. The Shareholders and the Escrow Agent shall have executed and delivered the Escrow Agreement.

          5.13 CLOSING DELIVERIES. The Buyer shall have received at or prior to the Closing such documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

               (a) the share certificates representing the Shares and stock transfer forms duly executed in accordance with Subsection 1.01 of this Agreement;

               (b) a certificate of good standing from the appropriate governmental authorities demonstrating the legal existence and good standing of the Company and each of its Subsidiaries in its jurisdiction of incorporation (to the extent governmental authorities of such jurisdiction issue such certificates);

               (c) certificates of the Secretary of the Company attesting to the incumbency of the Company's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 3.01;

               (d) certificates of appropriate governmental officials in each jurisdiction in which the Company or any Subsidiary is required to qualify to do business as a foreign corporation as to the due qualification and good standing (including tax) of the Company or such Subsidiary in each such jurisdiction;

               (e) to the extent requested by the Buyer, written resignations of members of the Company's and Subsidiaries' Board of Directors acknowledging they have no claims against the Company, and the written resignation of Coombes Wales Quinnell as auditors of the Company and of Conduit Communications Limited; and

               (f) the original statutory records and corporate minute books of the Company and all corporate seals.

     6.   CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS

               The obligations of the Shareholders under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent:

          6.01 CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE BUYER; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties of the Buyer in this Agreement shall be true on and as of the Closing Date. The Buyer shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

          6.02 CORPORATE PROCEEDINGS. All corporate and other proceedings required to be taken on the part of i-Cube and its subsidiaries to authorize or carry out this Agreement shall have been taken.

          6.03 GOVERNMENTAL APPROVALS. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

          6.04 CONSENTS OF LENDERS, LESSORS AND OTHER THIRD PARTIES. The Buyer shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on SCHEDULE 4.03 attached hereto.

          6.05 Employment Contracts. On or prior to the Closing Date, i-Cube shall have executed employment contracts and other arrangements with the individuals listed on SCHEDULE 5.07 attached hereto, and all other employment contracts between Conduit Communications Limited, the Company or any of their affiliates and such individuals shall have been terminated.

          6.06 ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Shareholders to transfer the Shares.

          6.07 OPINION OF COUNSEL. The Shareholders shall have received an opinion of Hale and Dorr LLP, United States counsel to the Buyer, dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT 6.07.

          6.08 NASDAQ LISTING NOTIFICATION. The Acquisition Shares shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance (provided that such notice may be filed after the closing provided that it is filed within ten days after approval of the transactions contemplated hereby by the Board of Directors of i-Cube).

          6.09 REGISTRATION RIGHTS AGREEMENT. i-Cube shall have executed and delivered the Registration Rights Agreement in the form of EXHIBIT 6.09 hereto.

          6.10 ESCROW AGREEMENT. The Buyer and the Escrow Agent shall have executed and delivered the Escrow Agreement.

          6.11 GUARANTY. i-Cube shall have delivered to the Shareholders a guaranty of the Buyer's obligations hereunder and under the Escrow Agreement, in form reasonably satisfactory to the Buyer.

          6.12 CLOSING DELIVERIES. The Shareholders shall have received at or prior to the Closing such documents, instruments or certificates as the Shareholders may reasonably request including, without limitation:

               (a) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 6 as the Shareholders shall reasonably request;

               (b) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing of the Buyer and i-Cube in Delaware;

               (c) a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers and authenticity of the resolutions authorizing the transactions contemplated by this Agreement; and

               (d) the Initial Shares (and the Escrow Shares shall be delivered to the Escrow Agent) (provided that, in lieu thereof, the Buyer may deliver an irrevocable letter of instructions to the transfer agent specifying the shares to be issued, in form mutually acceptable to the Buyer and the Shareholders).

     7.   INDEMNIFICATION

          7.01 BY THE SHAREHOLDERS. The Shareholders hereby indemnify and hold harmless i-Cube, the Buyer, the Company and their affiliates from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, the "Damages") in connection with each and all of the following:

               (a) any misrepresentation or breach of any representation or warranty made by the Shareholders in this Agreement;

               (b) any breach of any covenant, agreement or obligation of the Shareholders contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

               (c) any misrepresentation contained in any written statement, certificate or schedule furnished by the Shareholders or the Company pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

               (d) any violation by the Company or its affiliates prior to the Closing of, or any failure by the Company or its affiliates to comply prior to the Closing with, any law, ruling, order, decree, regulation or governmental requirement applicable to any such entity, its assets or its business, whether or not any such violation or failure to comply has been disclosed to the Buyer;

               (e) any claim relating to (i) services provided by the Company prior to the Closing Date or (ii) the Company's or its affiliates' business or operation prior to the Closing Date;

               (f) any tax liabilities or obligations of the Company or any affiliates arising on account of any event occurring prior to the Closing, including without limitation, relating to or arising out of transactions with Careline Services Limited and Entropy (CMG) II Limited or their shareholders;

               (g) any claims against, or liabilities or obligations of, the Company or any affiliates with respect to obligations under Employee Plans arising on account of events occurring prior to Closing (including the Personal Pension Arrangements, the Personal Pension Scheme and the Scheme); and

               (h) resulting from any claim by a Shareholder or former shareholder or any optionholder or noteholder of the Company or any of its Subsidiaries seeking to assert, or based upon: (i) ownership or rights to ownership of any share capital of the Company or any Subsidiary; (ii) any rights of a shareholder of the Company or any Subsidiary, including any option, preemptive rights or rights to notice or to vote; (iii) any claim that his, her or its shares of the Company or any Subsidiary were wrongfully repurchased; or
(iv) any rights under the charter documents of any such entity.

                    Notwithstanding the foregoing, "Damages" shall not include any liability to the extent it is reflected as an accrual in the Financial Statements

          7.02 METHOD OF ASSERTING CLAIMS.

               (a) All claims for indemnification by the Buyer, the Company and their respective affiliates (each, an "Indemnified Person") pursuant to this
Section 7 shall be made first, in accordance with the provisions of the Escrow Agreement, and second (to the extent no additional Escrow Shares are held in escrow), the Shareholders shall jointly and severally indemnify the Indemnified Persons in accordance with the provisions of this Section 7 hereof. Any such payment shall be made promptly following the agreement of the parties as to the amount owing, or promptly following the resolution of any disagreement with respect thereto.

               (b) If a third party asserts that an Indemnified Person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Section 7, and such Indemnified Person reasonably determines that it has a valid business reason to fulfill such obligation (which such reason shall be limited to circumstances where the Indemnified Person believes in its reasonable judgment that such matter is material and urgent), then (i) such Indemnified Person shall be entitled to satisfy such obligation without consent of the Shareholder Representative or any other Shareholder, (ii) such Indemnified Person may make a claim for indemnification pursuant to this Section 7 in accordance with the provisions of the Escrow Agreement, and (iii) such Indemnified Person shall be reimbursed, in accordance with the provisions of the Escrow Agreement, for any such Damages for which it is entitled to indemnification pursuant to this Section 7 (subject to the right of the Shareholder Representative to dispute the Indemnified Person's entitlement to indemnification under the terms of this Section 7).

               (c) The Indemnified Person shall give prompt written notification to the Shareholder Representative of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Section 7 may be sought; provided, however, that no delay on the part of the Indemnified Person in notifying the Shareholder Representative shall relieve the Shareholders of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Shareholder Representative may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Shareholder Representative acknowledges in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Section 7. If the Shareholder Representative does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Shareholder Representative assumes control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Shareholder Representative, which shall not be unreasonably withheld. The Shareholder Representative shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld.

          7.03 SURVIVAL. The representations and warranties and indemnities of the Shareholders and the Buyer set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until twelve months after the Closing Date and shall not be affected by any examination made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents. If a notice is given in accordance with the Escrow Agreement before expiration of such period, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the final resolution of such claim (provided that any claims not related to a third party claim shall terminate in three months after the end of such twelve-month period (provided that the Shareholders have given the Indemnified Person at least 30 days' prior written notice that such claim shall expire) unless legal proceedings in respect of such claim shall have been issued on and served on the Shareholders).

          7.04 LIMITATIONS.

               (a) Except with respect to claims based on fraud, the rights of the Indemnified Persons under this Section 7 shall be the exclusive remedy of the Indemnified Persons with respect to claims resulting from or relating to this Agreement.

               (b) Except with respect to claims based on fraud or as otherwise expressly set forth in this Section, the aggregate liability of the Shareholders pursuant to this Agreement (other than Section 8 hereof) shall not exceed thirty-three per cent (33%) of the fair market value of the Acquisition Shares issued pursuant to Section 1.03 above (which shall, for all purposes of this Agreement, be valued at $20.00 per share). No claim shall be made by the Indemnified Persons hereunder until the aggregate Damages under this Agreement exceed $75,000, in which case the Shareholders shall be liable for amounts in excess of that amount. Notwithstanding the foregoing, the liability of Wogen Limited, Legis Trust Limited and the Martin Gill 1997 Settlement on account of a breach by such Shareholder of the representations in Section 2 and 3.04 (insofar as they relate to each such Shareholder severally) shall be one hundred per cent (100%) of the fair market value (being $20.00 per Share) of the Acquisition Shares issued to each such Shareholder and the representations of such persons in Sections 2 and 3.04 (insofar as they relate to such Shareholder severally) shall survive indefinitely (and the $75,000 basket in the preceding sentence shall not apply) until such time as such Shareholder delivers to the Buyer a legal opinion of a law firm admitted to practice in the jurisdiction under which the Shareholder is organized, to the effect that (1) the Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (2) this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Shareholder; and (3) this Agreement and the other documents described herein to which the Shareholder is a party have been duly and validly executed and delivered by the Shareholder. It is expressly intended by the parties that the foregoing sentence shall be guaranteed by the beneficiaries of such Shareholders pursuant to the guaranties delivered at the Closing. The Shareholders covenant to obtain the foregoing opinions as promptly as practicable.

               (c) No claim (other than one relating to a claim by a third party) may be made against a Shareholder under this Section 7 if such claim arises from a breach which is capable of remedy unless and until the Shareholders are given notice of such breach and such breach is not remedied within 30 days of the date that notice is received.

               (d) The Buyer shall cause i-Cube to promptly reimburse the Shareholders for any amounts paid by the Shareholders in respect of any claim to the extent that (i) such Shareholders have indemnified i-Cube in full for such claim and (ii) i-Cube or its affiliates recover insurance proceeds relating to such claim or are otherwise reimbursed for such claim by a third party. Provided that the Shareholders have paid i-Cube in full for a claim, i-Cube undertakes to use reasonable efforts to collect available insurance for such claim.

               (e) Notwithstanding anything expressed or implied in this Agreement to the contrary, any payment by the Shareholders (including as a result of a return of Escrow Shares) to the Buyer pursuant to a claim or an adjustment made pursuant to Section 1.04 shall be treated for all purposes by the parties to this Agreement as a reduction in the consideration paid (on the basis of $20 per Acquisition Share returned) for the Shares.

               (f) No claims shall be made against any Shareholders to the extent that a breach arises solely as a result of the adoption of legislation after the Closing which is applied to the period prior to the Closing, if such breach would not have arisen if such legislation had not been retroactively applied.

               (g) For any dollar of Damages incurred, the Buyer shall only be entitled to recover one dollar of indemnification hereunder.

               (h) The Buyer acknowledges that in entering into this Agreement it is relying on the warranties and representations in this Agreement and not upon any other warranties, undertakings or representations of any description given by or on behalf of the Shareholders, except as contained in a writing and contemplated by this Agreement.

               (i) Except for claims based on fraud, the Buyer shall have no right to rescind this Agreement.

               (j) Any disclosure set out in any Schedules to this Agreement shall be deemed to be a disclosure under other Schedules, to the extent that it is clear from such disclosure that it applies to such other Schedules.

     8.   POST-CLOSING AGREEMENTS

          8.01 PROPRIETARY INFORMATION.

               (a) Each of the Shareholders and each of their affiliates (as such term is defined in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) (individually, an "Affiliate" and collectively "Affiliates") shall hold in confidence and shall use their best efforts to have all officers, directors and personnel who continue after the Closing to be employed by any such Shareholder or any Affiliate thereof to hold in confidence all knowledge and information of a secret or confidential nature with respect to the business of the Company and the Subsidiaries and not to disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Shareholders or is required to be disclosed pursuant to statute or regulation (in which case the Shareholders shall notify the Buyer in advance and shall use reasonable efforts to minimize such disclosure).

               (b) If (i) the employment of an officer, director or other employee of a Shareholder or any Affiliate thereof, to whom secret or confidential knowledge or information concerning the business of the Company or the Subsidiaries has been disclosed, is terminated and (ii) such individual is subject to an obligation to maintain such knowledge or information in confidence after such termination, the Shareholders shall, upon request by the Buyer, take all reasonable steps at their expense to enforce such confidentiality obligation in the event of an actual or threatened breach thereof. Any legal counsel retained by any such Shareholder in connection with any such enforcement or attempted enforcement shall be selected by such Shareholder, but shall be subject to the approval of the Buyer, which approval shall not be unreasonably withheld.

               (c) Each Shareholder agrees that the remedy at law for any breach of this Subsection 8.01 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Subsection 8.01.

          8.02 NO SOLICITATION OR HIRING OF FORMER EMPLOYEES. Except as provided by law, for a period of five years after the Closing Date, no Shareholder nor any Affiliate thereof shall (a) solicit any person who was an employee of either i-Cube or any of its affiliates at any time during the term of the Shareholder's or Affiliate's term of employment with i-Cube or its affiliates to terminate his or her employment with i-Cube (or its affiliates, as the case may be) or to become an employee of such Shareholder or Affiliate, or (b) hire any person who was such an employee at any time during the term of the Shareholder's or Affiliate's employment with i-Cube or its affiliates.

          8.03 NON-COMPETITION AGREEMENT.

               (a) For a period of three years after the Closing Date, no Shareholder nor any Affiliate thereof shall, except as an officer or employee of i-Cube and its affiliates, engage in any business competitive with the businesses of IT consulting, digital design and computer systems implementation as conducted by i-Cube or its affiliates at any time during the term of his employment with i-Cube or its affiliates, in the United States or Europe or any other country in which the Company or any of the Subsidiaries conducted its business at any time during the term of the Shareholder's or Affiliate's employment with i-Cube or its affiliates.

               (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Subsection 8.03 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Shareholders agree that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision. In the event any person bound by this subsection 8.03 is also bound by any other non-competition provision (including in any employment agreement between such person and i-Cube or any affiliate) each such provision shall be applicable.

          8.04 Legis Trust Limited acknowledges that, as a result of the acquisition by the Buyer of all of the Shares of the Company, the options for shares of the Company held by the trust will, following exercise of such options in accordance with their terms, automatically, without any action on the part of Legis Trust Limited or any other person, become exercisable for shares of i-Cube Common Stock, rather than shares in the Company (provided that such options shall be exercisable only to the extent set out in such option agreement and provided that it is agreed that the said option agreement states that pursuant to this Agreement Legis Trust

Limited shall only be forced to exercise (or let lapse) options which shall have vested (i.e. 10 shares) at the date of Closing), on the following basis: the number of shares of i-Cube Common Stock for which the options shall be exercisable shall be equal to the number of shares in the Company for which such options are exercisable multiplied by the rate at which shares of the Company's shares are being exchanged for i-Cube shares hereunder. It is further acknowledged that such options are only exercisable on the date hereof in respect of two-thirds of such options and shall be exercisable with respect to all such options after 30 June 1999.

     9.   RESTRICTIONS ON RESALE OF ACQUISITION SHARES

               (a) Each of the Shareholders hereby acknowledges his or its understanding that the Acquisition Shares have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold in the United States or to U.S. persons (as defined in Rule 902 under the Securities Act) unless such securities are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. In addition, hedging transactions involving such securities may not be conducted unless in compliance with the Securities Act.

               (b)  Each of the Shareholders hereby:

                    (1) represents that (A) he or it is not a "U.S. person" within the meaning of Rule 902 under the Securities Act and that he or it is not acquiring the Acquisition Shares for the account or benefit of any U.S. person, or (B) is an "accredited investor" as defined in Rule 501(a) under the Securities Act and is acquiring the Acquisition Shares for his or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and that he or it has no present or contemplated agreement providing for the disposition thereof; and

                    (2) agrees to resell the Acquisition Shares only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with respect to the Acquisition Shares unless in compliance with the Securities Act.

                (c) Each of the certificates representing any Acquisition Shares shall contain a legend to the effect that transfer thereof is prohibited except in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration; and that hedging transactions involving such Acquisition Shares may not be conducted unless in compliance with the Securities Act.

               (d) The Buyer shall not be obliged to register any transferee of the Acquisition Shares on its books or records unless such transferee acquired the Acquisition Shares in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

     10.  DISPUTE RESOLUTION

          10.01 GENERAL. In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement, including, without limitation, the calculation of any adjustment to the Acquisition Shares, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 10.

          10.02 CONSENT OF THE PARTIES. In the event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with Subsection 10.03 hereof.

          10.03 ARBITRATION.

               (a) Either the Buyer or the Shareholder Representative may submit any matter referred to in Subsection 10.02 hereof to arbitration by notifying the other party hereto and the Escrow Agent, in writing, of such dispute. Within 10 days after receipt of such notice, the Buyer and the Shareholder Representative shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties hereto cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the American Arbitration Association. The arbitrator so designated shall not be an employee, consultant, officer, director or shareholder of any party hereto or any Affiliate of any party to this Agreement.

               (b) Within 15 days after the designation of the arbitrator, the arbitrator, the Buyer and the Shareholder Representative shall meet, at which time the Buyer and the Shareholder Representative shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

               (c) The arbitrator shall set a date for a hearing, which shall be no later than 30 days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by the Buyer and the Shareholder Representative. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

               (d) The arbitrator shall use his best efforts to rule on each disputed issue within 30 days after the completion of the hearings described in paragraph (c) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto and the Escrow Agent.

               (e) The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration.

               (f) Any arbitration pursuant to this Subsection 10.03 shall be conducted in Boston, Massachusetts. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for Massachusetts for purposes of the enforcement of any arbitration award.

     11.  BROKERS

          11.01 FOR THE SHAREHOLDERS, THE COMPANY AND THE SUBSIDIARIES. Each of the Shareholders represents and warrants that no person, firm or corporation has acted in the capacity of broker or finder on its behalf or on behalf of the Company or any Subsidiary to bring about the negotiation of this Agreement. The Shareholders jointly and severally agree to indemnify and hold harmless i-Cube, the Buyer and the Company and their affiliates against any claims or liabilities asserted against them (save for Punk, Zeigel & Company fees not exceeding $1,000,000, which shall be paid by i-Cube) by any person acting or claiming to act as a broker or finder on behalf of the Shareholders, the Company or the Subsidiaries.

          11.02 FOR THE BUYER. The Buyer agrees to pay all fees, expenses and compensation owed to any person, firm or corporation who has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement. The Buyer agrees to indemnify and hold harmless the Shareholders against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

     12.  NOTICES

          Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telecopy, international express courier, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:


                            To the Buyer:          c/o International Integration
                                                        Incorporated
                                                        101 Main Street
                                                        Cambridge, MA  02142
                                                        Attn:  Chief Financial
                                                         Officer
                                                        Fax:  (617) 225-2471

                            With a copy to:             Hale and Dorr
                                                        60 State Street
                                                        Boston, MA  02109
                                                        Attn:  Jeffrey A. Stein,
                                                         Esq.
                                                        Fax:  (617) 526-5000

                            To the Shareholders:   c/o the Shareholder
                                                        Representative
                                                        Martin Gill
                                                        24 Parkwood Road
                                                        Wimbledon, London, UK
                                                        Fax:

                            With a copy to:             Jonathan Djanogly
                                                        SJ Berwin & Co.
                                                        222 Grays Inn Road
                                                        London
                                                        UK  WC1X 8HB
                                                        Fax:

          Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, or (b) three business days after being sent, if sent by registered or certified mail, or (c) on the date actually received if delivered by any other means.

     13.  SUCCESSORS AND ASSIGNS

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer, on the one hand, and the Shareholders, the Company and the Subsidiaries, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary of the Buyer (provided that the Shareholders' rights shall not be prejudiced or any claim be increased thereby). Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer, the Shareholders, the Company or the Subsidiaries from any obligation or liability under this Agreement.

     14.  ENTIRE AGREEMENT; AMENDMENTS; ATTACHMENTS

               (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties (except to the extent of any non-competition provisions in other agreements to which a Shareholder or its affiliates is a party, which shall also survive by its terms).

               (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

     15.  SEVERABILITY AND RTPA

          Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

          Notwithstanding any other provision of this Agreement no provision by virtue of which this Agreement or any agreement or arrangement of which it forms part is registrable under the Restrictive Trade Practices Act 1976 and 1977 shall take effect until the day after the date upon which particulars thereof shall have been furnished to the Director General of Fair Trading. The parties shall use all reasonable endeavours to procure the furnishing of such particulars as soon as possible after the signing of this Agreement and either party may request (and the other shall support such a request) that this Agreement or parts thereof do not thereby become open to public inspection.

     16.  INVESTIGATION OF THE PARTIES

          All representations and warranties contained herein which are made to the best knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

     17.  EXPENSES

          Except as otherwise expressly provided herein, the Buyer, on the one hand, and the Shareholders, jointly and severally, on the other hand, will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby. In no event will any of the fees or expenses incurred in connection with this transaction by the Shareholders or the Shareholder Representative, including, without limitation, the fees and expenses of counsel to the Shareholders, be billed to or paid by the Company or any Subsidiary. Each Shareholder shall be responsible for payment of all sales or transfer taxes arising out of the conveyance of the Shares owned by such Shareholder; provided that the Buyer shall be responsible for paying the stamp duty payable on the transfer of the Shares.

     18.  LEGAL FEES

          In the event that legal proceedings are commenced by the Buyer against the Shareholders, or by the Shareholders against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

     19.  GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     20.  SECTION HEADINGS

          The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     21.  COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     22.  SHAREHOLDERS AGREEMENT

          The Shareholders agree that with effect from the Closing, the shareholders' agreement relating to the Company dated 18 August 1993 shall be terminated with immediate effect, as modified by the deed of adherence dated 20 November 1995.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

          (Corporate Seal)                           BUYER:

                                                     INTERNATIONAL INTEGRATION
                                                     INCORPORATION R&C HOLDING
                                                     COMPANY

                                                     --------------------------

By:       __________________________
          Secretary                                  Title: ___________________

          (Corporate Seal)

                                                     SHAREHOLDERS:

                                                     WOGEN LIMITED


                                                     By: _______________________


                                                     LEGIS TRUST LIMITED


                                                     By: _______________________


                                                     ---------------------------
                                                     MARTIN GILL


                                                     MARTIN GILL 1997 SETTLEMENT


                                                     By:________________________

                                   SCHEDULE I



                                             Acquisition Shares
NAME OF SHAREHOLDER      NO. OF SHARES         INITIAL SHARES      ESCROW SHARES